UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 8, 2016

The Joint Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36724	90-0544160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16767 N. Perimeter Drive, Suite 240 Scottsdale, AZ 85260
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:
(480) 245-5960

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 10, 2016, The Joint Corp. (the “Company”) issued a press release which includes the announcement of its financial results for the quarter ended September 30, 2016. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 2.02 and Exhibit 99.1 with respect to the Company’s financial results for the quarter ended September 30, 2016 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)        Appointment of Certain Officers

On November 8, 2016, the Company’s Board of Directors appointed John P. Meloun as Chief Financial Officer of the Company, effective immediately.

Mr. Meloun, age 39, has extensive experience in financial analysis, planning and reporting.  From March of 2015 until his appointment as Chief Financial Officer of the Company, he served as the Company’s Director of Financial Planning and Reporting.  From January 2010 until March 2015, he served as the Senior Director of Financial Planning and Analysis for the University of Phoenix, a primarily online education institution.  From January 2008 until January 2010, he served as World Wide Financial Planning and Analysis Manager for the Embedded Computing business unit under Emerson Network Power, a former division of Emerson Electric Company.  Additionally, he held various financial accounting, reporting and planning positions within different business units at Motorola from January 1999 until January 2008.  Mr. Meloun holds an MBA and a BA of Finance from Arizona State University W.P. Carey School of Business.  There were no arrangements or understandings with any person relating to Mr. Meloun’s appointment as Chief Financial Officer of the Company.

Effective on November 8, 2016, Mr. Meloun entered into an employment agreement with the Company, the term of which expires on December 31, 2017, and which is renewable upon agreement of the parties.  He will receive a base annual salary of $185,000 and a yearly bonus of up to 40% of his then existing base salary if certain Company-wide and individual performance targets are met. In connection with accepting the position with the Company, Mr. Meloun will be awarded stock options to purchase 35,000 shares of the Company’s common stock, which will vest in four equal annual installments on each of the first four anniversaries of the grant date. He also will be eligible to participate in awards of restricted stock and stock options as the Company’s board of directors or compensation committee may approve from time to time.  Mr. Meloun’s employment agreement also contains noncompetition and nonsolicitation provisions.  The preceding description of Mr. Meloun’s employment agreement is qualified in its entirety by reference to the agreement, which is attached hereto as Exhibit 10.1.

Item 8.01. Other Events.

On November 10, 2016, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing the appointment of John P. Meloun as Chief Financial Officer of the Company.  The preceding description of the press release is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated November 8, 2016, between the Company and John Meloun.
99.1	Press Release dated November 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Joint Corp.

Date: November 10, 2016	By:	/s/ Peter D. Holt
Name: Peter D. Holt
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated November 8, 2016, between the Company and John Meloun.
99.1	Press Release dated November 10, 2016.